Calculation of Filing Fee Tables
S-3
Immunovant, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	Debt Securities	457(r)				0.000087
Fees to be Paid	2	Equity	Common Stock, par value $0.0001 per share	457(r)				0.000087
Fees to be Paid	3	Equity	Common Stock, par value $0.0001 per share	457(o)	150,000,000		$ 150,000,000.00	0.000087	$ 13,050.00
Fees to be Paid	4	Equity	Preferred Stock, par value $0.0001 per share	457(r)				0.000087
Fees to be Paid	5	Other	Warrants	457(r)				0.000087
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 150,000,000.00		$ 13,050.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 13,050.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The Registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), to defer payment of all of the registration fee, other than the registration fee payable in respect of the $150,000,000 of shares of common stock described in note (4) below. In connection with the securities offered hereby, the Registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. An unspecified number of the securities of each identified class of securities is being registered for possible issuance from time to time at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.

[2]	See Offering Note 1

[3]	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The Registrant previously paid a filing fee of $22,140.00 in connection with the registration of $150,000,000 of shares of common stock, par value $0.0001 per share, for offer and sale from time to time in "at-the-market" offerings pursuant to a prospectus dated November 9, 2023 that formed a part of the Registrant's registration statement on Form S-3ASR (File No. 333-275419) filed with the Securities and Exchange Commission and automatically effective on November 9, 2023 (the "Prior Registration Statement"), all of which remain unsold (the "Unsold Securities"). Such filing fee was paid by means of an offset pursuant to Rule 457(p) under the Securities Act of filing fees previously paid by the Registrant in connection with its registration statement on Form S-3 (File No. 333-251865) filed on January 4, 2021. In connection with the filing of this registration statement and the application of Rule 457(p), the Unsold Securities are deemed deregistered and the related offering under the Prior Registration Statement terminated. Pursuant to Rule 457(p), $13,050.00 of the filing fee previously paid in connection with such $150,000,000 of Unsold Securities is hereby offset against the total filing fee of $13,050.00 due for this registration statement, resulting in no net fee due. Following such offset, $9,090.00 of the filing fee previously paid in connection with the Unsold Securities remains unused and available for application as a fee offset in the future in accordance with Rule 457(p).

[4]	See Offering Note 1

[5]	See Offering Note 1

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1, 2	Immunovant, Inc.	S-3	333-275419	11/09/2023		$ 13,050.00	Equity	Common Stock, par value $0.0001 per share		$ 150,000,000.00
Fee Offset Sources	3	Immunovant, Inc.	S-3	333-251865		01/04/2021						$ 13,050.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	In connection with the filing of this registration statement and the application of Rule 457(p), the Unsold Securities are deemed deregistered and the related offering under the Prior Registration Statement terminated.

Offset Note
[2]	The Registrant previously paid a filing fee of $22,140.00 in connection with the registration of $150,000,000 of shares of common stock, par value $0.0001 per share, for offer and sale from time to time in "at-the-market" offerings pursuant to a prospectus dated November 9, 2023 that formed a part of the Registrant's registration statement on Form S-3ASR (File No. 333-275419) filed with the Securities and Exchange Commission and automatically effective on November 9, 2023 (the "Prior Registration Statement"), all of which remain unsold (the "Unsold Securities"). Such filing fee was paid by means of an offset pursuant to Rule 457(p) under the Securities Act of filing fees previously paid by the Registrant in connection with its registration statement on Form S-3 (File No. 333-251865) filed on January 4, 2021. In connection with the filing of this registration statement and the application of Rule 457(p), the Unsold Securities are deemed deregistered and the related offering under the Prior Registration Statement terminated. Pursuant to Rule 457(p), $13,050.00 of the filing fee previously paid in connection with such $150,000,000 of Unsold Securities is hereby offset against the total filing fee of $13,050.00 due for this registration statement, resulting in no net fee due. Following such offset, $9,090.00 of the filing fee previously paid in connection with the Unsold Securities remains unused and available for application as a fee offset in the future in accordance with Rule 457(p).

[3]	See Offset Note 2

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date